SECURITIES AND EXHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) May 14, 2001
                                                --------------


                                  SkyMall, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



          Nevada                      000-21657                  86-0651100
----------------------------   ------------------------   ----------------------
(State or Other Jurisdiction   (Commission File Number)      (IRS Employer
      of Incorporation)                                   Identification Number)



                  1520 East Pima Street, Phoenix, Arizona 85034
               --------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



Registrant's telephone number, including area code (602) 254-9777
                                                   --------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

                                                                          [LOGO]

1520 East Pima Street
Phoenix, Arizona 85034
www.skymall.com


FOR IMMEDIATE RELEASE

CONTACTS:
                    Christine Aguilera            Budd Zuckerman
                    Executive Vice President      Genesis Select Corp.
                    SkyMall, Inc.                 303-381-2565
                    602-528-3249                  budd@genesisselect.com
                    aguilera@skymall.com


                       SKYMALL SIGNS MERGER AGREEMENT WITH
                                GEMSTAR-TV GUIDE

PHOENIX, AZ - (MAY 14, 2001) - SkyMall, Inc. (Nasdaq: SKYM - news), the branded multi-channel specialty retailer, announced today that it has entered into a merger agreement under which Gemstar-TV Guide International, Inc. (Nasdaq: GMST
- news) will acquire all of the common stock of SkyMall.

Under the terms of the merger agreement, shareholders of SkyMall will receive consideration of $3.00 per share, consisting of $1.50 in cash and .03759 shares of Gemstar-TV Guide common stock, for each share of SkyMall common stock. Upon completion of the transaction, Gemstar-TV Guide will own all of the outstanding shares of SkyMall, as well as its assets and liabilities.

The transaction was unanimously approved by SkyMall's Board of Directors. Robertson Stephens served as financial advisor to SkyMall's Board in connection with the transaction. The definitive agreement is subject to customary conditions and regulatory requirements, including the approval by a majority vote of SkyMall's shareholders. The transaction is expected to be completed some time this summer.

"Through this transaction SkyMall shareholders and employees have the opportunity to become a part of what we believe is an exciting new frontier in retailing, television-based electronic commerce. SkyMall's Board believes that the merger with Gemstar-TV Guide presents the best opportunity to maximize shareholder value," said Robert Worsley, SkyMall's Chairman, Chief Executive Officer and founder. "Our merger with Gemstar-TV Guide will ensure the perpetuation and expansion of the popular SkyMall brand. SkyMall invested significantly in its e-commerce infrastructure and technology over the last three years. This platform will greatly help Gemstar-TV Guide in facilitating its television-based commerce by leveraging the excess capacity of the state-of-the-art commerce engine that SkyMall has built at great cost."

After the merger, Mr. Worsley will continue to serve as Chief Executive Officer for SkyMall and has entered into a long-term employment agreement.

"By combining two of the most recognized brands in America, namely, TV Guide and SkyMall, we intend not only to maintain, but expand our relationships with SkyMall's airline and catalog partners," said Dr. Henry C. Yuen, Gemstar-TV Guide's Chairman and Chief Executive Officer. "SkyMall will be a key asset to assist us in accelerating our television-based commerce initiatives. At the same time, SkyMall will benefit from exposure in the far-reaching Gemstar-TV Guide media, which includes the TV Guide magazine with a circulation of 10 million, TV Guide Web site with 3 million unique visitors per month, and the Gemstar-TV Guide interactive program guide platform, which reaches over 12 million homes."

ABOUT GEMSTAR -- TV GUIDE INTERNATIONAL INC.

Gemstar-TV Guide International Inc. (Nasdaq: GMST) is a leading global technology and media company focused on consumer entertainment. The company has four major business sectors: the Technology and Licensing Sector, which is responsible for the development, licensing and protection of intellectual property and technology; the company's technology includes the VCR Plus+(R) system, the interactive program guide ("IPG") marketed under the GUIDE Plus+(R) and TV Guide Interactive(SM) brands and the electronic book ("Gemstar eBook(TM)"); the Interactive Platform Sector, which owns, operates and derives recurring income from advertising, interactive services, content sales and e-commerce on the company's proprietary IPG and eBook platforms; the Media and Services Sector, which operates the TV Guide(R) magazines, TV Guide Channel(SM), and other television media properties, as well as a media sales group that services all of the company's media platforms; and the Investments & Holdings Sector, which operates a variety of businesses including the startup Television Games Network.

The IPG is built into various devices, including televisions, VCRs and set-top boxes (cable, satellite, telco, Internet) and presents a multi-day television program guide on the television screen from which the consumer can view, select, tune to or record programs. The Gemstar eBook is a reading device that can store tens of thousand of pages, and permits a user to purchase and receive instant delivery of any book, magazine or newspaper over a standard telephone line.

The company's media properties are used by over 100 million U.S. homes on a weekly basis. The company's products and services are available in over 60 countries worldwide.

The company's services, technology and intellectual property are licensed to major technology, media and communication companies in the consumer electronics, Internet, personal computer, satellite, cable television and telco industries.

Licensees and customers include AOL, AT&T, Cablevision, Charter, Comcast, Cox, Hughes Network Systems, Matsushita, Microsoft, Mitsubishi, Motorola, Philips, Sony, Time Warner, Thomson Multimedia, Zenith and others. The company has over 160 issued U.S. patents in the general area of audio-visual technologies with more than 3,900 claims, over 195 issued foreign patents, and continues to actively pursue a worldwide intellectual property program and currently has over 300 U.S. and over 800 foreign patent applications pending.

ABOUT SKYMALL, INC.

Founded in 1989, SkyMall(R) is a multi-channel specialty retailer that provides a large selection of premium-quality products and services to consumers from a wide variety of merchants and partners. SkyMall is best known for its in-flight catalog, which is available on more than 73% of all domestic airlines, reaching approximately 540 million domestic airline passengers annually. Through its skymall.com, inc. subsidiary, which operates the skymall.com(R) Web site, SkyMall offers an expanded selection of products and services to online shoppers. SkyMall provides a merchandise redemption program for a number of loyalty programs, allowing consumers to purchase SkyMall merchandise with loyalty points earned in other programs. For further information and prior press releases, please visit SkyMall's Web site at www.skymall.com.

THIS NEWS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS INFORMATION MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THE ABILITY OF SKYMALL TO SATISFY THE CONDITIONS OF CLOSING IN THE MERGER AGREEMENT AND OTHER MATTERS, AS WELL AS THOSE FACTORS DETAILED BY SKYMALL IN ITS FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

Note to Editors: SkyMall(R)and skymall.com(R)are registered trademarks of SkyMall, Inc.

                   ADDITIONAL INFORMATION AND WHERE TO FIND IT

     This Form 8-K is neither an offer to sell nor a solicitation of an offer to purchase securities and is not a substitute for the Registration Statement on SEC Form S-4 to be filed in connection with the merger. Gemstar-TV Guide and SkyMall expect to mail a Joint Proxy Statement/Prospectus to SkyMall's stockholders containing information about the merger. Investors and stockholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they become available. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about the merger, Gemstar-TV Guide, SkyMall, and the combined entity. Investors and stockholders will be able to obtain copies of these documents free of charge through the web site maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. Free copies of the Registration Statement and Joint Proxy Statement/Prospectus may also be obtained from SkyMall and Gemstar-TV Guide by directing a request to the respective contacts listed above.

     In addition to the Registration Statement and the Joint Proxy Statement/Prospectus, SkyMall files annual, quarterly, and special reports; proxy statements; and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information filed by SkyMall at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. SkyMall's filings with the Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Commission at http://www.sec.gov.

     SkyMall and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SkyMall in connection with the merger. Information about the directors and executive officers of SkyMall and their ownership of SkyMall stock will be set forth in the Joint Proxy Statement/Prospectus. Additional information regarding the interests of those participants may be obtained by reading the definitive Joint Proxy Statement/Prospectus regarding the proposed merger when it becomes available.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SkyMall, Inc.


Dated: May 14, 2001                       By: /s/ Robert M. Worsley
                                              -------------------------------
                                              Robert M. Worsley
                                              Chief Executive Officer

                                       3